Exhibit 5.2

June 3, 2024

Loop Media, Inc.

700 N. Central Ave., Suite 430

Glendale, CA 91203

Ladies and Gentlemen:

We have acted as counsel to Loop Media, Inc., a Nevada corporation (the “Company”) in connection with the sale and issuance of 7,875,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares, the “Shares”) and Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,777,174 shares of Common Stock (the “Pre-Funded Warrant Shares”) being issued to the Purchaser (as defined below), pursuant to the Registration Statement on Form S-3 (File No. 333-268957) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, together with a base prospectus dated January 23, 2023, included in the Form S-3 (the “Base Prospectus”) and a final prospectus supplement dated May 31, 2024, filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares and Pre-Funded Warrants are to be sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchaser signatory thereto (the “Purchaser”). We have been requested by the Company to render this opinion in connection with the filing of the Form 8-K with respect to the sale and issuance by the Company of the Pre-Funded Warrants (the “Form 8-K”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, we have reviewed the Registration Statement, Prospectus and the respective exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that, as set forth in a separate opinion delivered to the Company on the date hereof by Fennemore Craig, P.C.,, special Nevada counsel to the Company, the Shares and the Pre-Funded Warrant Shares have been duly authorized; and (v) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Pre-Funded Warrants are duly executed and delivered by the Company and paid for by the Purchasers, such Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the laws of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We advise you that matters of Nevada law are covered in the opinion of Fennemore Craig, P.C., special Nevada counsel to the Company, in Exhibit 5.1 to the Form 8-K.

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Form 8-K and to the references to our firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP